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                                                                     EXHIBIT 1-B

                      BELLSOUTH CAPITAL FUNDING CORPORATION

                                  $500,000,000

                                    SERIES C
                                MEDIUM-TERM NOTES
                DUE FROM 9 MONTHS TO 40 YEARS FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT

                                                               February 27, 1998

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower, World Financial Center
New York, New York 10281-1298

Dear Sirs:

         BellSouth Capital Funding Corporation, a Georgia corporation (the "Company"), and BellSouth Corporation, a Georgia corporation ("BellSouth"), confirm their agreement with Morgan Stanley & Co. Incorporated ("Morgan"), Goldman, Sachs & Co. ("Goldman") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") with respect to the issue and sale by the Company of up to U.S. $500,000,000 (or the equivalent thereof in other currencies or currency units) aggregate principal amount of the Company's Medium-Term Notes, Series C, due from 9 months to 40 years from date of issue (the "Notes"). The Notes are to be issued under an Indenture dated as of August 1, 1992 (the "Indenture") among the Company, BellSouth and The Bank of New York, as successor to Wachovia Bank of Georgia, N.A. (the "Trustee"), and have the benefits of a Support Agreement dated as of October 15, 1987, as amended as of August 1, 1992 (the "Support Agreement"), between the Company and BellSouth, which contains a limited guaranty by BellSouth of the debt securities of the Company. The Notes shall be issued in the currency or currency units and shall have the maturity ranges, annual interest rates (whether fixed or floating), redemption provisions and other terms set forth in the Prospectus referred to below as it may be supplemented from time to time, including any pricing supplement.

         Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell the Notes directly on its own behalf, the Company hereby (i) appoints Morgan, Goldman and Merrill (individually an "Agent" and, collectively, the "Agents") as its exclusive agents for the purpose of soliciting offers to purchase the Notes from the Company by others and (ii) agrees that if the Company determines to sell Notes directly to any of the Agents as principal for


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resale to others, it will enter into a Terms Agreement, as defined below, relating to such sale in accordance with the provisions of Section 2(b) hereof. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, severally and not jointly, to use its best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as agent. Each Agent is authorized to solicit offers to purchase Notes only in principal amounts of U.S. $100,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000 or, if denominated in a currency or currency unit other than U.S. dollars, then the equivalent, as determined by the noon buying rate in New York City for cable transfers of the specified currency or currency unit (the "Specified Currency") as certified for customs purposes by the Federal Reserve Bank of New York on the Business Day, as defined in the Indenture, immediately preceding the trade date for such Notes, of U.S. $100,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency), and any larger amount that is an integral multiple of 1,000 units of such Specified Currency. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes which it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to any Agent pursuant to a Terms Agreement), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of the Notes.

         1. Representations and Warranties. The Company and BellSouth represent and warrant to and agree with each Agent as follows:

              (a) The Company and BellSouth meet the requirement for use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and have filed with the Securities and Exchange Commission (the "Commission") registration statements on such Form (Registration Nos. 33-51449 and 333-45607), and such registration statements have become effective, for the registration under the Securities Act of debt securities, including the Notes and the obligations of BellSouth under the Support Agreement. Such registration statements, including the exhibits thereto, as amended at the date of the sale of any Notes, are collectively hereinafter called the "Registration Statement". The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Company has duly authorized the issuance of the Notes. BellSouth has duly authorized the execution and delivery of the Support Agreement with regard to the issuance of the Notes. The Registration Statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies in all other material respects with said Rule. The Company and BellSouth propose to file with the Commission from time to time, pursuant to its Rule 424 under the Securities Act, supplements to the prospectus included in the Registration Statement relating to the Notes which will describe certain terms of the Notes and prior to any such filing will advise each Agent of all further information (financial and other) with respect to the Company and BellSouth to be set forth therein. Such prospectus in the form in which it appears in the Registration Statement, which prospectus is dated February 27, 1998, or as later filed pursuant to Rule 424, is called the "Basic Prospectus". The
         Term "Prospectus" means the Basic Prospectus together with the prospectus supplement last filed pursuant to Rule 424 dated February 27, 1998 and any other prospectus supplement or supplements specifically relating to any Notes sold pursuant to this Agreement (the "Prospectus Supplement"), as

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         filed with, or included for filing to, the Commission pursuant to Rule
         424 under the Securities Act. Any reference herein to the Registration Statement, Basic Prospectus and Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
         Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any documents filed on Form 11-K.

              (b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder and (iv) the Registration Statement and the Prospectus at the date of the Prospectus Supplement do not contain and, as further amended or supplemented, if applicable, as of their respective dates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this
         Section 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company or BellSouth in writing by any Agent expressly for use therein or to any statements in or omissions from the Statement of Eligibility and Qualification of the Trustee under the Indenture.

         2. Solicitations as Agent; Purchases as Principal.

              (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent will use its best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented. The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of at least one business day's prior notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. During the period of time that this Agreement is suspended, the Company shall not be required to deliver any opinions or letters in accordance with Sections 3(i) and (j); provided, however, that the Agents shall not be required to resume soliciting offers to purchase Notes until the Company has delivered such opinions or letters as requested by the Agents if any of the events described in Section 3(i) and (j) have occurred during the period of suspension. Unless otherwise agreed between the Company and the Agents, the Company agrees to pay each Agent, as consideration for soliciting the sale of any Notes, a commission in the form of a discount from the principal amount of such Note sold by the Company hereunder as set forth in Schedule A attached hereto.

              (b) Purchases as Principal. Each sale of Notes to an Agent, as principal, shall be made in accordance with the terms of this Agreement and a separate agreement which will

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         provide for the sale of such Notes to, and the purchase and re-offering thereof by, such Agent. Each such separate agreement is herein referred to as a "Terms Agreement". Each Terms Agreement will take the form of either (i) a written agreement between the Agent and the Company, which may be substantially in the form of Exhibit A hereto, or (ii) an oral agreement between the Agent and the Company promptly confirmed in writing by the Agent to the Company. An Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company and BellSouth herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of any Notes to be purchased by such Agent pursuant thereto, the maturity date thereof, the price to be paid to the Company for such Notes, the currency or currency unit in which such Notes shall be denominated, in which interest, if any, is to be paid and in which the redemption price, if any, is to be paid, the rate at which interest, if any, will be paid on the Notes, whether such rate of interest, if any, will be fixed or floating, the time and place of delivery of and payment for such Notes (the "Settlement Date") and any other terms of the Notes. Such Terms Agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent certified public accountants of the Company or BellSouth pursuant to Section 4 hereof and may also contain additional provisions relating to defaults by underwriters and other provisions relating to termination as may be agreed at the time between the Company and the applicable Agent.

              (c) Procedures. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Note Administrative Procedures (attached hereto as Schedule B) (the "Procedures"), as amended from time to time. The Procedures may be amended only by written agreement of the Company and the Agents.

              (d) Delivery. The documents required to be delivered by Section 4 of this Agreement shall be delivered on the date hereof, or at such other time as the Agents and the Company may agree upon in writing (the "Commencement Date").


         3. Agreements.  The Company and BellSouth agree with the Agents that:

              (a) Prior to the termination of the offering of the Notes pursuant to this Agreement, neither BellSouth nor the Company will file any amendment of the Registration Statement or any Prospectus Supplement relating to the Notes unless a copy thereof has previously been furnished to each Agent for their review and neither BellSouth nor the Company will file any such proposed amendment or supplement to which any Agent shall reasonably object; provided, however, that the foregoing requirement shall not apply to any of BellSouth's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings (other than any documents filed on Form 11-K) BellSouth will cause to be delivered to each Agent promptly after filing with the Commission. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with the Commission pursuant to Rule
         424. The Company or BellSouth will promptly advise each Agent (i) of the filing of any amendment or supplement to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment of the Registration Statement or any amendment of or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission

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         of any stop order suspending the effectiveness of the Registration
         Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company or BellSouth of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such sale in any jurisdiction or the initiation or the threatening of any proceeding for such purpose. The Company and BellSouth will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

              (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of the Company or BellSouth, it is necessary at any time to amend or supplement the Registration Statement or the Basic Prospectus, as then amended or supplemented, to comply with the Securities Act, the Company promptly will notify each Agent to suspend solicitation of offers to purchase Notes and, if so notified by the Company, each Agent shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented; and if the Company or BellSouth shall decide to amend or supplement the Registration Statement or Prospectus as then amended or supplemented, to so advise each Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented which will include a description of such facts or events and/or will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to each Agent in such quantities as each Agent may reasonably request; and, if such amendment or supplement, and any documents, certificates and opinions furnished to each Agent pursuant to paragraph (f) below in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to each Agent, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement each Agent will resume the solicitation of offers to purchase Notes hereunder.

              (c) The Company and BellSouth will make generally available to the securityholders and to each Agent, as soon as practicable, an earnings statement of BellSouth covering a twelve-month period beginning after the date of the sale of any Notes hereunder which shall satisfy the provisions of Section 11(a) of the Securities Act and the applicable rules and regulations thereunder.

              (d) The Company and BellSouth will furnish to each Agent, without charge, two copies of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in Section 3(b) above, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as each Agent may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company or BellSouth with the Commission subsequent to the date of the Basic Prospectus pursuant to the Exchange Act which are incorporated by reference in the Prospectus (other than any documents filed on Form 11-K).

              (e) The Company and BellSouth will use their best efforts to qualify the Notes or to

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         assist in the qualification of the Notes by or on behalf of each Agent for the offer and sale under applicable securities or Blue Sky laws of such jurisdictions as each Agent shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as each Agent may designate; provided, however, that the Company or BellSouth shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

              (f) The Company and BellSouth will pay all expenses incident to the performance of their obligations under this Agreement, including:
         (i) the preparation and filing of the Registration Statement and all amendments thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's and BellSouth's accountants and of the Trustee, (iv) the qualification of the Notes under the securities laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of the Agents' counsel in connection therewith and in connection with the preparation of any Blue Sky Memorandum and any Legal Investment Memorandum, (v) the printing and delivery to the Agents in quantities as herein above stated of copies of the Registration Statement and all amendments thereto, and of the Basic Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to each Agent of copies of the Indenture and any Blue Sky Memorandum and any Legal Investment Memorandum, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) any advertising expenses incurred with the approval of the Company or BellSouth, (ix) any reasonable out-of-pocket expenses incurred with the approval of the Company or BellSouth and (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

              The Company shall also reimburse each Agent promptly upon receipt of an invoice from such Agent for the reasonable fees of counsel for such Agent incurred in connection with the offering and sale of the Notes (including the reasonable fees and expenses of special counsel in any state in the event it should become necessary to obtain opinions of such counsel as to usury or other matters of local law in order to obtain or maintain the qualifications referred to in Section 3(e) hereof).

              (g) Each acceptance by the Company of an offer for the purchase of Notes, and each sale of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company and BellSouth contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct in all material respects at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery to the purchaser or his agent, or to such Agent, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Basic Prospectus as amended and supplemented to each such time).

              (h) Each time the Registration Statement or the Basic Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates (excluding any change in the formula by which such interest rate may be determined) or maturities offered on the Notes or for a change deemed immaterial in the

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         reasonable opinion of each Agent) or, if so indicated in the applicable
         Terms Agreement, each time the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company will deliver or cause to be delivered forthwith to each Agent (or, in the case of a sale of Notes pursuant to a Terms Agreement to the applicable Agent) a certificate of the Company signed by the President, any Vice President or the Treasurer of the Company and of BellSouth, dated the date of the effectiveness of such amendment or filing or supplement or sale, as the case may be, in form reasonably satisfactory to such Agent or Agents, as the case may be, to the effect that the statements of the Company and BellSouth contained in the certificate referred to in Section 4(c) that was last furnished to such Agent or Agents, as the case may be (either pursuant to Section 4(c) or pursuant to this Section 3(h)), are true and correct as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time), or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates.

              (i) Each time the Registration Statement or the Basic Prospectus is amended or supplemented, or, if so indicated in the applicable Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to each Agent (or, in the case of a sale of Notes pursuant to a Terms Agreement to the applicable Agent) a written opinion (or opinions) of counsel of the Company and BellSouth, who may be an employee of BellSouth; provided, however, that such opinion (or opinions) need not be furnished with respect to an amendment or supplement (i) providing solely for a change in the interest rates offered on the Notes (other than a change in the formula by which such interest rate may be determined) or for a change deemed immaterial in the reasonable opinion of such Agent or Agents, as the case may be, or (ii) setting forth or incorporating by reference financial statements or other information as of and for a fiscal quarter, unless, in the case of clause (ii) above, in the reasonable judgment of such Agent or Agents, as the case may be, such financial statements or other information are of such a nature that an opinion (or opinions) of counsel should be furnished; provided, further, that such counsel need not provide an opinion regarding the content or form of such financial statements or schedules or the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus. Any such opinion (or opinions) shall be dated the date of such amendment or supplement, in form satisfactory to the Agent or Agents, as the case may be, to which such opinion (or opinions) will be delivered, and shall be of the same tenor as the opinion (or opinions) referred to in Section 4(b)(i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion (or opinions). In lieu of an opinion, counsel last furnishing such an opinion to such Agent or Agents, as the case may be, may furnish to such Agent or Agents a letter to the effect that such Agent or Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance.)

              (j) Each time that the Registration Statement or the Basic Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Basic Prospectus or, if so indicated in the applicable Terms Agreement, each time the Company sells Notes to an Agent pursuant to a Terms Agreement, BellSouth shall cause its

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         independent certified public accountants forthwith to furnish each
         Agent (or in the case of a sale of Notes pursuant to a Terms Agreement, to the applicable Agent) with a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, or the date of such sale, as the case may be, in a form reasonably satisfactory to each Agent (or in the case of a sale of Notes pursuant to a Terms Agreement, to the applicable Agent), of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter.

              (k) Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the applicable Agent's prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Notes (other than (i) the Securities that are to be sold pursuant to such Terms Agreement, (ii) debt securities issued for consideration other than cash and (iii) commercial paper in the ordinary course of business), except as may otherwise be provided in any such Terms Agreement.

              (l) The Company will not issue any Notes except as have been duly authorized by all necessary corporate action on the part of the Company.

         4. Conditions of the Obligations of the Agents. The obligations of the Agents to solicit offers to purchase the Notes as agents of the Company and to purchase Notes as principals pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company and BellSouth herein, to the accuracy of the statements of the Company's and BellSouth's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company and BellSouth of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

              (a) At the Commencement Date and at each Settlement Date with respect to any applicable Terms Agreement, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall have been instituted or threatened by the Commission, and there shall have been no material adverse change and no development which, in the reasonable judgment of the Agents, involves a substantial likelihood of a prospective material adverse change in the condition of BellSouth and its subsidiaries, taken as a whole, from that set forth in the Registration Statement or the Prospectus, as amended or supplemented to such date.

              (b) At the Commencement Date, each Agent shall have received, and at each Settlement Date with respect to any applicable Terms Agreement, if called for by such Terms Agreement, the applicable Agent shall have received:

                  (i) The opinion (or opinions), dated as of such date, of counsel for the Company and BellSouth, who may be an employee of BellSouth, to the effect that:

                      (A) Each of the Company and BellSouth has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia.

                      (B) This Agreement (and, if the opinion is being given
                  pursuant to Section 3(i)
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                  on account of the Company having entered into a Terms
                  Agreement, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company and BellSouth.

                      (C) The Indenture has been duly authorized, executed and
                  delivered by the Company and BellSouth and is a valid and binding agreement of the Company and of BellSouth enforceable against them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company and BellSouth is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law); the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

                      (D) The Notes, when authorized, executed and authenticated in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law), except that, in the case of floating rate Notes, no opinion need be expressed with respect to the validity or enforceability thereof in the event that the rate of interest provided for therein, or imputed with respect thereto, exceeds the maximum rate from time to time permissible under applicable usury laws; the Notes will be entitled to the benefits of the Indenture.

                      (E) The Support Agreement has been duly authorized,
                  executed and delivered by the Company and BellSouth and is a valid and binding agreement of the Company and BellSouth enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company and BellSouth is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law).

                      (F) The performance of this Agreement will not contravene
                  any provision of applicable federal law or law of the State of Georgia or the articles of incorporation or by-laws of the Company or BellSouth or, to the knowledge of such counsel, any agreement or other instrument binding upon the Company or BellSouth, and no consent, approval or authorization of any governmental body is required for the performance of this Agreement, except that the offer and sale of the Notes in certain jurisdictions may be subject to the Blue Sky or securities laws of such jurisdictions.

                      (G) The statements in the Prospectus under the captions
                  "Description of Securities", "Description of Notes", "Support Agreement", and "Plan of Distribution", and the statements in BellSouth's Form 10-K Report under "Item 3---Legal Proceedings", insofar as such statements constitute summaries of the documents and matters referred to therein, fairly present the information called for with respect to such documents and matters.

                      (H)(1) Each document filed pursuant to the Exchange Act
                  (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations thereunder; and (2) the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations thereunder.

                      (I) Nothing has come to the attention of such counsel to
                  cause him to believe that (1) (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (2) (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) either the Registration Statement or the Prospectus, as amended or supplemented, if applicable, as of the date of this opinion, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      (J) The discussion set forth under the heading "Taxation"
                  in the Prospectus Supplement is an accurate summary of the principal United States Federal income tax consequences of the ownership of the Notes.

                      With respect to the matters set forth in (I) above, such
                  counsel may state that its conclusion is based upon its participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto and upon review and discussion of the contents thereof, but, except for the statements in the Prospectus referred to in clause (G) above and in "Item 3 -- Legal Proceedings" of BellSouth's latest annual report on Form 10-K incorporated by reference into the Prospectus, is without independent check or verification except as otherwise specified.

                  (ii) The opinion dated as of such date, of Davis Polk & Wardwell, counsel to the Agents, covering the matters in (B), (C), (D),
         (G), (H)(2) and (I) above, provided that with respect to (H)(2) and (I) above, such counsel may state that their conclusion is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than documents incorporated by reference), and review and discussion of the contents thereof (including documents incorporated by
10
         reference) but is without independent check or verification except as specified.

              (c) On the Commencement Date, the Company shall have furnished to each Agent and at each Settlement Date with respect to any Terms Agreement, the Company shall have furnished to the applicable Agent, a certificate signed by the President, any Vice President or the Treasurer of the Company and BellSouth dated as of the Commencement Date or such Settlement Date, to the effect that the signers of such certificate have examined the Registration Statement, the Basic Prospectus, any Prospectus Supplement and this Agreement and that:

                      (i) the representations and warranties of the Company and
                  BellSouth in this Agreement are true and correct in all material respects on and as of the date of such certificate, and the Company and BellSouth have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the date of such certificate;

                      (ii) no stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's or BellSouth's knowledge, threatened by the Commission; and

                      (iii) Since the date of the most recent financial
                  statements included or incorporated by reference in the Prospectus, as amended or supplemented, there has been no material adverse change and no development which, in the reasonable judgment of the signer of such certificate, involves a substantial likelihood of a prospective material adverse change in the condition of BellSouth and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, as amended or supplemented to such date.

              (d) On the Commencement Date, BellSouth's independent certified public accountants shall have furnished to each Agent, and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, BellSouth's independent certified public accountants shall have furnished to the applicable Agent, a letter or letters, dated as of the Commencement Date or such Settlement Date, in form and substance satisfactory to such Agent or Agents, as the case may be, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

         In the event that, at the Commencement Date, any of the conditions specified in (a), (b)(i), (c) or (d) in this Section 4 shall not have been fulfilled, this Agreement may be terminated by the Agents, by delivering written notice of termination to the Company. Any such termination shall be without liability of any party to any other party.

         5.  Indemnification and Contribution.

              (a) The Company and BellSouth agree to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities (including the reasonable fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or the Prospectus (if used within the period set forth in paragraph (b) of Section 3 hereof and as amended or supplemented if the Company or BellSouth shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and BellSouth will not be liable in any such case to the extent that any such loss, claim, damage or liability is caused by any such untrue statement or alleged untrue statement or omission or alleged omission made therein based upon information furnished in writing to the Company or BellSouth by an Agent specifically for use in connection with the preparation thereof, or caused by any statement in or omission from the Statement of Eligibility and Qualification of the Trustee under the Indenture.

              (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, BellSouth, their directors, their officers who sign the Registration Statement and any person controlling the Company or BellSouth to the same extent as the foregoing indemnity from the Company and BellSouth to the Agents, but only with reference to information relating to such Agent furnished in writing by such Agent expressly for use in the Registration Statement or the Prospectus.

              (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, but the omission so to notify such indemnifying party of any such action shall not relieve such indemnifying party from any liability which it or they may have to the indemnified party otherwise than on account of this agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense of such action, or, if it so elects, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such indemnifying party and satisfactory to the indemnified party who shall be defendant in such action, and such defendant shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall not elect to assume the defense of such action, such indemnifying party will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include either the Company or BellSouth and any Agent and either (i) the indemnifying party and indemnified party mutually agree or (ii) representation of both the indemnifying party and the indemnified party by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them, it being understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all such indemnified parties, which firm shall be designated in writing by the Agent who is a party to the proceedings or, if more than one Agent is party to the proceedings, by mutual agreement of the agents in the case of an action in which one or more of the Agents or controlling persons are indemnified parties and by the Company or BellSouth in the case of an action in which the Company, BellSouth or any of their respective directors, officers or controlling persons are indemnified parties. It is also understood that the fees and expenses referred to in the immediately preceding sentence shall be reimbursed as they are incurred. The indemnifying party shall not be liable under this agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such judgment or settlement. Any indemnifying party shall, prior to agreeing to any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, make their best effort to obtain the unconditional release of such indemnified party from all liability or claims rising out of the subject matter of such proceeding.

              (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraph (a) or (b) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect primarily the relative benefits received by the Company and BellSouth on the one hand and the Agent or Agents, as the case may be, on the other from the offering of the Notes and also to reflect where appropriate the relative fault of the Company or BellSouth on the one hand and the Agent or Agents, as the case may be, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company or BellSouth on the one hand and the Agent or Agents, as the case may be, on the other in connection with the offering of the Notes shall be deemed to be in the same proportion as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total commissions received by the Agent or Agents, as the case may be. The relative fault of the Company or BellSouth on the one hand and of the Agent or Agents, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, by BellSouth or by the Agent or Agents, as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              (e) The Company, BellSouth and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes offered and sold to the public through such

         Agent exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or of any Terms Agreement hereunder, (ii) any investigation made by any Agent or on its behalf or any person controlling any Agent or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

         6. Position of the Agents. In soliciting offers to purchase the Notes, each Agent is acting solely as agent for the Company, and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.

         7. Termination. This Agreement may be terminated at any time either by the Company or by BellSouth as to any Agent or by any Agent insofar as this Agreement relates to such Agent, upon the giving of written notice of such termination to such Agent, the Company or BellSouth, as the case may be. Any Terms Agreement may be terminated, immediately upon notice to the Company or BellSouth, at any time prior to the Settlement Date relating to a Terms Agreement (i) if there has been, since the respective dates as of which information is given in the Registration Statement, as amended, any material adverse change in the condition of the Company or BellSouth and its subsidiaries, taken as a whole, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the applicable Agent, impracticable to market the Notes, or (iii) if trading generally on the New York Stock Exchange has been suspended or materially limited or if a general moratorium on commercial banking activities has been declared by either Federal or New York State authorities. In the event of termination of this Agreement or any Terms Agreement, no party shall have any liability to the other parties hereto, except as provided in the last sentence of Section 2(a), Section 3(f), Section 5 and Section 8; provided that, if at the time of termination an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of the Note or Notes relating thereto has not occurred, the Company's and BellSouth's obligations provided in Section 3(g) through 3(k) shall not be terminated.

         8. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and BellSouth or their officers and the Agents set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agents or the Company or BellSouth or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 3(f), 5 and 6 hereof shall survive the termination or cancellation of this Agreement or the Terms Agreement.

         9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed, delivered or telegraphed and confirmed as set forth on Schedule A or, if sent to the Company or BellSouth, will be mailed, delivered or telegraphed and confirmed to it at 1155 Peachtree St., N.E. Atlanta, GA 30309-3610, Attention: Mark E. Droege.

         10. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in
Section 5 hereof, and no other person will have any right or obligation hereunder.

         11. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         12. Amended and Restated Agreement. This Agreement amends and restates the Distribution Agreement dated December 1, 1993 among the Company, BellSouth, Morgan, Goldman and Merrill relating to the Company's Series C Medium-Term Notes.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and the acceptance of the Agent shall represent a binding agreement between the Company and the Agents.

                                          Very truly yours,

                                          BELLSOUTH CAPITAL FUNDING
                                           CORPORATION

                                          By:      /s/  Gary L. Walton
                                                   -------------------
                                          Title:   Vice President and Treasurer
                                                   ----------------------------

                                          BELLSOUTH CORPORATION

                                          By:      /s/  Mark E. Droege
                                                   -------------------
                                          Title:   Vice President - Financial
                                                   --------------------------
                                                   Management and Treasurer
                                                   ------------------------

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED

By:  /s/  Steven B. Fitzpatrick
     --------------------------

Title:  Principal
        ---------

GOLDMAN, SACHS & CO.

/s/  Goldman, Sachs & Co.
-------------------------

MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED

By:  /s/ Scott Primrose
     ------------------

Title:  AUTHORIZED SIGNATORY
        --------------------

                                                                       EXHIBIT A

                      BELLSOUTH CAPITAL FUNDING CORPORATION

                                MEDIUM TERM NOTES
                                 TERMS AGREEMENT

BELLSOUTH CAPITAL FUNDING CORPORATION
1155 Peachtree St., N.E.
Atlanta, GA 30309-3610

Attention:

         RE:      Distribution Agreement
                  dated February 27, 1998

         The undersigned agrees to purchase the following principal amount of your Medium-Term Notes:

$

         Interest Rate:
         Maturity Date:
         Purchase Date:
         Settlement Date and Time:
         Place of Delivery:
         (Other terms)

         (The certificates referred to in Section 3(h) of the Distribution Agreement, the opinion referred to in Section 3(i) of the Distribution Agreement and the accountants' letter referred to in Section 3(j) of the Distribution Agreement will be required.)

                                          [AGENT'S NAME]

                                          By:
                                             ------------------------------

                                          Title:
                                                ---------------------------
Accepted:

BELLSOUTH CAPITAL FUNDING CORPORATION

By:
   ----------------------------------------
Title:
      -------------------------------------

                                                                      SCHEDULE A

Distribution Agreement dated February 27, 1998

Registration Statement Nos. 33-51449 and 333-45607

     The Company agrees to pay Morgan Stanley & Co. Incorporated ("Morgan"), Goldman, Sachs & Co. ("Goldman") or Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") a commission equal to the following percentage of the principal amount of each Note sold by such Agent.

                                                      COMMISSION
                                                     PERCENTAGE OF
                                                  AGGREGATE PRINCIPAL
         RANGE OF NOTE MATURITIES             AMOUNT OF SECURITIES SOLD*
         ------------------------             --------------------------

         From 9 months to less than 12 months        .100%
         12 months to less than 18 months            .150%
         18 months to less than 2 years              .200%
          2 years to less than 3 years               .250%
          3 years to less than 4 years               .350%
          4 years to less than 5 years               .450%
          5 years to less than 6 years               .500%
          6 years to less than 7 years               .550%
          7 years to less than 10 years              .600%
         10 years to less than 15 years              .625%
         15 years to less than 20 years              .700%
         20 years to 40 years, inclusive             .750%

----------------

* No interpolation

         Address for Notice to Agent: The Bank of New York, 101 Barclay Street, New York, New York 10286. Attention: Marie E. Trimboli, Assistant Treasurer, Corporate Trust Division.

         Notices to Morgan shall be directed to it at 1585 Broadway, 2nd Floor, New York, New York 10036. Attention: Manager - Continously Offered Products,
Telephone: (212) 761-4000, Telecopier: (212) 761-0780, with a copy to: 1585
Broadway, 34th Floor, New York, New York 10036 Attention: Peter Cooper, Investment Banking Information Center, Telephone: (212) 761-8385, Telecopier:
(212) 761-0260.

         Notices to Goldman shall be directed to it at 85 Broad Street, New York, New York 10004. Attention: Credit Department.

         Notices to Merrill shall be directed to it at Merrill Lynch World Headquarters North Tower, 23rd Floor, World Financial Center, New York, New York 10281-1310. Attention: MTN Product Management.

                                                                      SCHEDULE B


               SERIES C MEDIUM-TERM NOTE ADMINISTRATIVE PROCEDURES

         Medium-Term Notes, Series C (the "Notes") are to be offered on a continuing basis by BellSouth Capital Funding Corporation (the "Company"). Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agents (the "Agents"), have agreed to solicit offers to purchase the Notes and they may also purchase Notes, as principals, for their own accounts. The Notes are being sold pursuant to a Distribution Agreement among the Company, BellSouth Corporation ("BellSouth") and the Agents dated February 27, 1998 (the "Distribution Agreement"). The Notes will rank equally with all other unsecured and unsubordinated debt of the Company, have been registered with the Securities and Exchange Commission (the "Commission"), will be offered pursuant to a Prospectus and a prospectus supplement or supplements relating to the Notes (the "Prospectus") and will be entitled to the benefits of a Support Agreement dated as of October 1, 1987 between the Company and BellSouth, as amended as of August 1, 1992 (the "Support Agreement"). The Bank of New York ("BONY"), successor to Wachovia Bank of Georgia, N.A., is the trustee (the "Trustee") under the Indenture dated as of August 1, 1992 among the Company, BellSouth and the Trustee (the "Indenture"). BONY has been initially appointed to be the Paying Agent, Authenticating Agent and Registrar thereunder.

         Notes may provide for a fixed rate of interest ("Fixed Rate Notes") or a floating rate of interest ("Floating Rate Notes"), and Fixed Rate Notes may pay an amount in respect of both interest and principal amortized over the life of the Notes (the "Amortizing Notes"). Each Note will be represented by either a global security (a "Global Note") delivered to BONY, as agent for the Depository Trust Company ("DTC"), with beneficial interests therein recorded in the book-entry system maintained by DTC (a "Book-Entry Note"), or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except in limited circumstances, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

         Administrative procedures and specific terms of the offering are explained below. Part I contains provisions common to Global/Book-Entry Notes and Certificated Notes. Part II contains provisions specific to issuances of Global and Book-Entry Notes and Part III contains provisions specific to issuances of Certificated Notes. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture or the Distribution Agreement, the terms and provisions of the Notes, the Indenture and the Distribution Agreement shall prevail. Unless otherwise defined herein, terms defined in the Distribution Agreement, the Indenture or the Notes shall be used herein as therein defined.

                                 PART I: GENERAL

Maturities:                Each Note will have a maturity from date of issue of
                           not less than 9 months and not more than 40 years.

Price to Public:           Each Note will be issued at the percentage of the
                           principal amount specified in the applicable Company
                           Order, as defined in, and issued pursuant to Section
                           2.02(a) of, the Indenture.

 Other Terms:              The currency if not denominated in U.S. dollars (the
                           "Specified Currency"), denomination, rate of interest, date of maturity and any other terms with respect to such Note as are not described in the Prospectus shall be as set forth in the applicable pricing supplement to the Prospectus (the "Pricing
                           Supplement"). The amortization schedule for
                           Amortizing Notes sold by an Agent will be prepared by such Agent and delivered to the Company and BONY.

Denominations:             Except as otherwise specified by applicable law, the
                           denomination of any Note will be a minimum of U.S.
                           $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000 or the equivalent, as determined pursuant to the provisions of the Distribution Agreement (rounded down to an integral multiple of 1,000 units of such Specified Currency) and any amounts in excess thereof which is an integral multiple of 1,000 units of such Specified
                           Currency.

Registration:              Notes will be issued only in fully registered form.

Interest Payments:         The date of issue of each Note will be the date of
                           its authentication as provided in the Indenture. The date of authentication of each Note will be the settlement date. Interest (including payments for partial periods) on Fixed Rate Notes will be calculated on the basis of a 360-day year of twelve
                           30-day months. Interest on Floating Rate Notes will be determined by the Company and the purchaser thereof in accordance with provisions of the Pricing
                           Supplement relating thereto.

                           Within 10 days following each Record Date, BONY will furnish the Company with a statement setting forth the aggregate principal amount of the Notes denominated in each Specified Currency outstanding as of such Record Date and the amount of interest (and principal in the case of Amortizing Notes), to be paid on the following Interest Payment Date or Installment Date, for each Note and in total with respect to each Specified Currency. BONY will provide monthly to the Company a list of the principal, if any, and interest with respect to each Specified Currency to be paid on the Notes maturing in the next succeeding month.

                           BONY will pay the principal amount of each Note at final maturity upon presentment of the Note to it.

                           Notes presented to BONY at final maturity for payment will be cancelled and returned to the Company, marked "cancelled".

Procedure for Rate
Setting and Posting:       The Company and the Agents will discuss from time to
                           time the aggregate principal amount of, the issuance
                           price of and the interest rates to be borne by Notes
                           that may be sold as a result of the solicitation of
                           offers by the Agents. If the Company decides to set
                           prices of, and rates borne by, any Notes in respect
                           of which the
20

                           Agents are to solicit offers (the setting of such prices and rates to be referred to herein as "posting") or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance of Offer:       If the Company posts prices and rates as provided
                           above, each Agent, as agent for and on behalf of the Company, shall promptly accept offers received by such Agent to purchase Notes at the prices and rates so posted, subject to (1) any instructions from the Company received by such Agent concerning the aggregate principal amount of Notes to be sold at the prices and rates so posted or the period during which such posted prices and rates are to be in effect, (2) any instructions from the Company received by such Agent changing or revoking any posted prices and rates, (3) compliance with the securities laws of the United States and all other jurisdictions and (4) such Agent's right to reject any such offer as provided below.

                           Each Agent will communicate, orally or in writing, each reasonable offer to purchase Notes received by it and if the Company has not posted rates, the proposed rate of interest. The Company may reject any offer in whole or in part. Each Agent may reject any offer received by it in whole or in part.

Preparation of Pricing
Supplement and Delivery
of Prospectus:             If the Company accepts an offer to purchase a Note it
                           will (a) prepare a Pricing Supplement reflecting the terms of such Note, (b) arrange to file such Pricing
                           Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act, and (c) as soon as possible and in any event not later than 11:00 A.M., New York City time, on the Business Day immediately following the applicable trade date, deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall reasonably request (which number of copies shall in no event be greater than 10), at the following addresses:

                                   If to Morgan Stanley:
                                   Morgan Stanley & Co. Incorporated
                                   1585 Broadway, 2nd Floor
                                   New York, NY 10036
                                   Attn:  Medium-Term Note Trading Desk,
                                          Carlos Cabrera
                                          Fax: (212) 761-0780

                                    If to Goldman:
                                    Goldman, Sachs & Co.
                                    85 Broad Street, 26th Floor
                                    New York, NY 10004
                                    Attn:  Medium-Term Note Trading,
                                           Karen Robertson
                                           Fax: (212) 902-0658

                                    If to Merrill Lynch:
                                    Tritech Services
                                    44-B Colonial Drive
                                    Piscataway, NJ 08854
                                    Attn: Prospectus Operations,
                                          Nachman Kimberling
                                          Fax: (732) 885-2774/5/6


                           and deliver a copy to BONY.

                           The selling Agent will affix the Pricing Supplement to the Prospectus and cause the Prospectus and the applicable Pricing Supplement to be delivered to the purchaser of the Note with the earlier of the delivery of the confirmation of sale or the Note.

                           Outdated Pricing Supplements and Prospectuses (other than those retained for files) will be destroyed.

Settlement:                The receipt of immediately available funds by the
                           Company in payment for a Certificated Note or a Book-Entry Note shall, with respect to such Note, constitute "settlement". All orders accepted by the Company will be settled on the third Business Day, as defined in the Prospectus, pursuant to the timetables for settlement set forth in Parts II and III below unless the Company and the purchaser agree to settlement on another date; provided, however, that in the case of a delayed settlement, the Company will notify BONY by the Business Day immediately prior to the Business Day of settlement.

Suspension of Solicitations:
Amendment or
Supplements:               The Company may instruct Agents to suspend
                           solicitations of offers for Notes at any time. Upon receipt of at least one Business Day's prior notice from the Company, the Agents will forthwith suspend solicitations until such time as the Company has advised them that solicitations of offers for Notes may be resumed.

                           If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and BONY and will furnish the Agents and BONY with the proposed amendment or supplement in accordance with the terms of the Distribution Agreement. The Company will file with the

                           Commission any supplement to the Prospectus
                           (including any supplement which provides solely for a change in the interest rates or currencies of the Notes), provide each Agent with copies of any supplement and confirm to the Agents that such supplement has been filed with the Commission.

                           In the event that at the time the Company suspends solicitations of offers for Notes (other than to change currency denominations or interest rates) there shall be any offers outstanding for settlement, the Company will promptly advise the Agents and BONY whether such offers may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Authenticity of
Signatures:                The Company will cause BONY and any Authenticating
                           Agent for the Notes (if other than BONY) to furnish each Agent from time to time with the specimen signatures of each of BONY's or such Authenticating
                           Agent's officers, employees or agents who have been authorized by BONY or such Authenticating Agent to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company, BONY or such Authenticating Agent on any Note.

Payment of Selling
Commission
 and Expenses:             The Company agrees to pay each Agent a commission as
                           set forth in the Distribution Agreement in the form of a discount equal to the percentage of the principal of each Note sold by the Company as a result of a solicitation made by such Agent.

Advertising Costs:         The Company will determine with the Agents the amount
                           of advertising that may be appropriate in offering the Notes. Advertising expenses will be paid by the Company or reimbursed to the Agents by the Company.


                            PART II: BOOK-ENTRY NOTES

         In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by DTC, BONY will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company, BellSouth and BONY to DTC dated as of the date hereof (the "Letter of Representation"), and a Medium-Term Note Certificate Agreement between BONY and DTC, dated as of April 4, 1989, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                  All Fixed Rate Notes issued as Book-Entry Notes
                           having the same terms (collectively, the "Fixed Rate
                           Terms") will be represented initially by a single
                           Global Note in fully registered form without coupons;
                           and all Floating Rate Notes issued as Book-Entry
                           Notes having the same terms, including the base rate upon which interest may be determined (the "Base
                           Rate") (collectively, "Floating Rate Terms"), will be represented initially by a single Global Note.

                           Each Global Note will be dated and issued as of the date of its authentication by BONY. No Global Note shall represent any Certificated Note.

Identification:            The Company has arranged with the CUSIP Service
                           Bureau of Standard & Poor's Corporation (the "CUSIP
                           Service Bureau") for the reservation of 900 CUSIP numbers which have been reserved for and relating to Global Notes, and the Company has delivered to BONY and DTC such list of such CUSIP numbers. Some of such numbers have previously been assigned to Global Notes in Series B and C. The Company will assign CUSIP numbers to Global Notes in connection with Settlement
                           Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. BONY will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global
                           Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to BONY and DTC. Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 and otherwise required to be represented by the same Global Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Registration:              Each Global Note will be registered in the name of
                           Cede & Co., as nominee for DTC, on the register maintained by BONY. The beneficial owner of an interest in a Global Note (i.e., an owner of a Book-Entry Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in its book-entry system, in accordance with instructions provided by such Participants, a credit balance with respect to such Book-Entry Note in the accounts of such Participants.
                           The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                 Transfers of a Book-Entry Note will be accomplished
                           by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:                 The Company or BONY may deliver to DTC and the CUSIP
                           Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more
                           Global Notes outstanding on such date that represent
                           Book-Entry Notes having the same Fixed Rate Terms or
                           Floating Rate Terms, as the case may be, (other than original issue dates) and for which interest has been paid to the same date; (b) a date, occurring at least
                           30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Book-Entry Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including
                           BONY) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, BONY will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, BONY will exchange such Global Notes for a single Global note bearing the new CUSIP number, and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not reassigned. BONY shall cancel the exchanged Global Notes and return them to the Company, marked "cancelled".


Denominations:             Global Notes will be denominated in principal amounts
                           not in excess of $200,000,000. If one or more
                           Book-Entry Notes having identical terms and comprising the same issue have an aggregate principal amount in excess of $200,000,000, then one Global
                           Note will be issued to represent each $200,000,000 principal amount of such Book-Entry Notes and an additional Global Note will be issued to represent any remaining principal amounts.

Payments of Principal and
  Interest:                Payments Prior to Maturity. Promptly after each
                           Record Date, BONY will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date and the amounts of principal and interest (an "Installment") to be paid on each Installment Date in the case of an Amortizing Note (other than an Interest Payment Date or Installment Date coinciding with final maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest
                           Payment

                           Date or Installment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date or Installment Date, the Company will pay to BONY, and BONY in turn will pay to DTC, such total amount of interest and principal, if any, due (other than at final maturity), at the times and in the manner set forth below under "Manner of Payment."

                           Payments at Final Maturity. On or about the first Business Day of each month, BONY will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Global Note maturing either at stated maturity or on a redemption date in the following month. BONY, the Company and DTC will confirm the amounts of such payments on or about the fifth Business Day preceding such maturity of such Global Note. At such maturity, the Company will pay to BONY, and BONY in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due at such maturity, at the times and in the manner set forth below under "Manner of Payment". If any such maturity of a Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at such maturity of such Global Note, BONY will cancel such Global Note and deliver the Global Note, marked "cancelled", to the Company.

                           Manner of Payment. The total amount of any principal, interest and premium, if any, due on Global Notes on any Interest Payment Date or Installment Date or at final maturity shall be paid by the Company to BONY in funds available for use by BONY as of 9:30 a.m., New York City time, on such date. Prior to 10:00 a.m., New York City time, on such date or as soon as possible thereafter, BONY will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names Book-Entry Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor BONY shall have any responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Book-Entry Notes to such Participants.

Settlement Procedures:     Settlement Procedures with regard to each Book-Entry
                           Note sold by the Company or through an Agent (except pursuant to a Terms Agreement, as defined in the Distribution Agreement), shall be as follows:

                           A. The selling Agent will confirm with the Company by telephone that such Note is a Book-Entry Note and of the following settlement information:

                                    1.       Principal amount.

                                    2.       Maturity date.

                                    3.       Interest rate.

                                    4.       Interest Payment Dates or
                                             Installment Dates.

                                    5.       Redemption provisions, if any.

                                    6.       Settlement date.

                                    7.       Trade date.

                                    8.       Price.

                                    9.       Selling Agent's commission, if any,
                                             determined as provided in the
                                             Distribution Agreement.

                                    10.      Amortization schedule, if any.

                                    11.      Any other applicable terms.

                           B. The Company will advise BONY by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. The Company will assign a CUSIP number to the Global Note representing such Book-Entry Note or Notes.

                           C. BONY will communicate to DTC and the selling Agent through DTC's Participant Terminal System, which shall route such information to Standard & Poor's Corporation and Interactive Data Corporation, a pending deposit message specifying the following settlement information:

                                    1.       The information set forth in
                                             Settlement Procedure "A".

                                    2.       Identification numbers of the
                                             Participant accounts maintained by
                                             DTC on behalf of BONY and the
                                             Agent.

                                    3.       Identification as a Fixed-Rate or
                                             Floating-Rate Book-Entry Note.

                                    4.       Initial Interest Payment Date for
                                             such Note, (or the initial

                                             Installment Date in the case of an
                                             Amortizing Note), number of days by
                                             which such date succeeds the
                                             related Record Date for DTC
                                             purposes (or, in the case of
                                             Floating Rate Notes which reset
                                             daily or weekly, the date five
                                             calendar days preceding the
                                             Interest Payment Date) and, if then
                                             calculable, the amount of interest
                                             payable on such Interest Payment
                                             Date (or the amount of principal
                                             and interest payable on such
                                             Installment Date in the case of an
                                             Amortizing Note) (which amount
                                             shall have been confirmed by BONY).

                                    5.       CUSIP number of the Global Note
                                             representing such Book-Entry Note.

                                    6.       Whether such Global Note represents
                                             any other Book-Entry Notes.

                           D. BONY will complete and authenticate the Global Note representing such Book-Entry Note or Notes.

                           E. DTC will credit such Global Note to BONY's Participant account at DTC.

                           F. BONY will enter an SDFS delivery order through DTC's Participant Terminal System instructing DTC to (i) debit such Global Note to BONY's Participant account and credit interests in such Global Note to the selling Agent's Participant account and (ii) debit the selling Agent's settlement account and credit BONY's settlement account for an amount equal to the price of such Global Note, less selling Agent's commission.

                           G. Unless the selling Agent purchased such Global Note as principal, the selling Agent will enter an SDFS delivery order through DTC's Participant Terminal System instructing DTC (i) to debit interests in such Global Note to the selling Agent's Participant account and credit interests in such Global Note to the accounts of the Participants with respect to such Global Note and (ii) to debit the settlement account of such Participants and credit the settlement accounts of the selling Agent for an amount equal to the price of such Global Note or relevant interests therein.

                           H. Transfers of funds in accordance with SDFS delivery orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                           I. BONY will deposit funds in the Company's account in the amount transferred to BONY in accordance with Settlement Procedure "F".

                           J. Unless the selling Agent purchased such Book-Entry Note or Notes as principal, the selling Agent will confirm the purchase of such Book-Entry Note or Notes to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note or Notes a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                                    Receipt by the customer of the Prospectus, appropriately amended or supplemented, must accompany or precede any written offer of the Book-Entry Note or Notes by the selling Agent and any confirmation by the selling Agent of purchase of the Book-Entry Note or Notes.

Settlement Procedures
Timetable:                          For sales by the Company of Book-Entry Notes
                                    to or through the selling Agent (except
                                    pursuant to a Terms Agreement) for
                                    settlement on the first Business Day after the sale date, the Settlement Procedures set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                                    SETTLEMENT
                                    PROCEDURE                  TIME
                                    ---------                  ----

                                        A           11:00 A.M. on the sale date
                                        B           12:00 Noon on the sale date
                                        C            2:00 P.M. on the sale date
                                        D            9:00 A.M. on the settlement date
                                        E           10:00 A.M. on the settlement date
                                       F-G           2:00 P.M. on the settlement date
                                        H            4:45 P.M. on the settlement date
                                       I-J           5:00 P.M. on the settlement date

                                    If a sale is to be settled more than one
                                    Business Day after the sale date, Settlement
                                    Procedures "A", "B" and "C" shall be
                                    completed as soon as practicable but no
                                    later than 11:00 A.M., 12:00 Noon and 2:00
                                    P.M., respectively, on the first Business
                                    Day after the sale date. Settlement
                                    Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                                    If settlement of a Book-Entry Note is
                                    rescheduled or cancelled, BONY, after
                                    receiving notice from the Company or the selling Agent, will deliver to DTC a cancellation message through DTC's Participant Terminal System by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Fails: If BONY fails to enter an SDFS delivery order with respect to a Book-Entry Note pursuant to Settlement Procedure "F", BONY may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to BONY's Participant account, provided that BONY's Participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, BONY will cancel such Global Note, make appropriate entries in BONY's records and deliver the Global Note, marked "cancelled", to the Company. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, BONY will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Note or Notes and shall be likewise cancelled and delivered to the Company, marked "cancelled", immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

                                    If the purchase price for any Book-Entry
                                    Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants, and, in turn, the selling Agent, may enter SDFS delivery orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, BONY will deliver the withdrawal message and take the related actions described in the preceding paragraph. Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with SDFS operating procedures then in effect.

                                    In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, BONY will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Note representing the Book-Entry Notes for which settlement is made and will make appropriate entries in its records.

                          PART III: CERTIFICATED NOTES

Payments of Principal
and Interest:              Upon presentment and delivery of the Certificated
                           Note, BONY will pay the principal amount of each Certificated Note at final maturity and the final installment of interest in immediately available funds. All interest payments on a Certificated Note, other than interest due at maturity, and all Installments on Amortizing Notes, will be made by check drawn on BONY and mailed by BONY to the person entitled thereto as provided in the Certificated
                           Note. However, holders of $10 million or more in aggregate principal amount of Certificated Notes having the same Interest Payment Date or Installment
                           Date (whether having other identical or different terms and provisions) shall be entitled to receive payments of interest or Installments, other than at maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by BONY not less than 15 days prior to the applicable Interest Payment Date or Installment Date. Any payment of principal or interest required to be made on an Interest Payment
                           Date or Installment Date or at final maturity which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Installment Date or at maturity, as the case may be, and, except in the case of payment at final maturity, no interest shall accrue for the period from and after such Interest
                           Payment Date or Installment Date or final maturity.

                           Certificated Notes presented to BONY at final maturity for payment will be cancelled by BONY. All cancelled Certificated Notes held by BONY shall be marked "cancelled", and BONY shall deliver to the Company the cancelled Notes so marked.

Settlement Procedures:     Settlement Procedures with regard to each
                           Certificated Note sold by the Company to or through an Agent (except pursuant to a Terms Agreement) shall be as follows:

                           A. The selling Agent will confirm with the Company by telephone that such Note is a Certificated Note and of the following settlement information:

                                    1.       Name in which such Note is to be
                                             registered ("Registered Owner").
                                    2.       Address of the Registered Owner and
                                             address for payment of principal
                                             and interest.
                                    3.       Taxpayer identification number of
                                             the Registered Owner (if
                                             available).
                                    4.       Principal amount.
                                    5.       Maturity date.
                                    6.       Interest rate.

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                                    7.       Interest Payment Dates or
                                             Installment Dates.
                                    8.       Redemption provisions, if any.
                                    9.       Settlement date.
                                    10.      Price.
                                    11.      Selling Agent's commission, if any,
                                             determined as provided in the
                                             Distribution Agreement.
                                    12.      Amortization schedule, if any.
                                    13.      Denomination in which such Note is
                                             to be issued.
                                    14.      Any other applicable terms.

                           B. The Company will advise BONY by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above.

                           C.       BONY will complete and distribute a
                                    pre-printed 4-ply Note packet containing the following documents (or a 1-ply Note with attached confirmation and 3 appropriately designated photocopies thereof) in forms approved by the Company and the selling
                                    Agent:

                                    1.       Certificated Note with customer
                                             information.
                                    2.       Stub (copy) One -- for BONY.
                                    3.       Stub (copy) Two -- for the selling
                                             Agent.
                                    4.       Stub (copy) Three -- for the
                                             Company.

                           D. BONY will deliver the Certificated Note (with the confirmation) and Stub (copy) Two to the selling Agent or to its representative designated in writing by the selling Agent (the "Representative") at an office of the selling Agent or the Representative located in the borough of Manhattan and south of Chambers Street, and the selling Agent or its Representative will acknowledge receipt of the Certificated Note by stamping the delivery receipt with the date and time received and returning it to BONY. Such delivery will be made only against such receipt and evidence that instructions have been given by the selling Agent for payment to the account of the Company in funds available for immediate use, of an amount equal to the principal amount of the Certificated Note. In the event that the instructions given by the selling Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of the selling Agent or Representative an amount of immediately available funds equal to the amount of such payment.

                           E. The selling Agent or its Representative will deliver the Certificated Note (with confirmation) to the customer against payment in immediately available funds. Receipt by the customer of the Prospectus, appropriately amended or supplemented, must accompany or precede any written offer of the Certificated Note by the selling Agent, any delivery of the

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

                                    Certificated Note by the selling Agent and any confirmation by the selling Agent of purchase of the Certificated Note.

                                    If the selling Agent is instructed by the purchaser to deliver the Certificated Note and confirmation to different locations, the Certificated Note and the confirmation will each be accompanied or preceded by the Prospectus, appropriately amended or supplemented, then in effect.

                           F. The selling Agent or its Representative will obtain the acknowledgment of receipt of the Certificated Note by the customer through completion of Stub (copy) Two.

                           G.       BONY will send Stub (copy) Three by
                                    first-class mail to the Company.
                                    Periodically, BONY will also send a
                                    statement to the Company setting forth the principal amount of the Certificated Notes outstanding as of that date after giving effect to such transactions.

                                    In the event of a purchase of Certificated
                                    Notes by the Selling Agent, as principal, appropriate settlement details will be set forth in the applicable Terms Agreement to be entered into between the selling Agent, BellSouth and the Company.

Settlement Procedures
  Timetable:               For offers accepted by the Company, the Settlement
                           Procedures set forth above shall be completed on or before the respective times (New York City time) set forth below:

                                    SETTLEMENT
                                    PROCEDURE                 TIME
                                    ---------                 ----

                                       A         5:00 P.M. on day of offer, if
                                                 available
                                       B         3:00 P.M. on Business Day prior
                                                 to settlement
                                      C-D        2:15 P.M. on day of settlement
                                      E-F        5:00 P.M. on day of settlement
                                       G         5:00 P.M. on day of settlement

Confirmations:                      The selling Agent shall, for each
                                    Certificated Note offer received by it and accepted by the Company, issue a confirmation to the purchaser, setting forth the details set forth above.

Note Deliveries and Cash
  Payment: Upon instructions from the Company, BONY will deliver the Certificated Notes to the selling Agent or its Representative (for the benefit of the purchaser).

                                    Delivery by BONY of the Certificated Notes will be made in accordance with paragraph D of the Settlement Procedures.

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

Fails: For offers received by the selling Agent, in the event that a purchaser shall fail to accept delivery of and make payment for a Certificated Note, the selling Agent will notify BONY and the Company by telephone, confirmed in writing, and return the Certificated Note to BONY. Upon receipt of such notice, the Company will immediately wire transfer to the account of the selling Agent an amount equal to the amount previously credited thereto in respect of such Certificated Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If such fail shall have occurred for any reason other than a default by the selling Agent in the performance of its obligations hereunder and under the Distribution Agreement, the company will reimburse the selling Agent on an equitable basis for its loss of the use of funds during the period when such funds were credited to the account of the Company.

                                    Immediately upon receipt of the Certificated
                                    Note in respect of which the fail occurred, BONY will make appropriate entries in its records, cancel the Certificated Note and deliver to the Company the Certificated Note, marked "cancelled".










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